UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 28, 2010

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Director Resignation.

Pradeep Jotwani tendered his resignation as a director of Akeena Solar, Inc. d/b/a Westinghouse Solar (“WS” or the “Company”), effective September 28, 2010. Mr. Jotwani has indicated that he wishes to focus his efforts on his new position as President of Kodak’s Consumer Digital Group.

(d)	Appointment of Director

On September 28, 2010, the Board of Directors of WS appointed Edward Bernstein as director of the Company to fill a vacancy on the Company’s Board left by Mr. Jotwani. The Company believes that Mr. Bernstein is an “independent director” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Mr. Bernstein is currently CEO and director at Propell Corporation, an e-commerce provider he cofounded that enables schools and nonprofit companies to sell merchandise online for fundraising and other programs. Mr. Bernstein is also co-founder of Creekside LLC, a private technology consulting company. From April 2002 to October 2006 Mr. Bernstein served as Chief Executive Officer and co-founder of PhotoTLC, Inc.  Mr. Bernstein also co-founded Palladium Interactive, Inc., and was an officer of Broderbund Software, Inc., and The Software Toolworks, Inc. (later renamed Mindscape, Inc.).

Mr. Bernstein will serve an initial term through the 2011 annual meeting of stockholders. In connection with his appointment to the Company’s Board, Mr. Bernstein was granted an option to purchase 20,000 shares of the Company’s common stock and an amount of the Company’s restricted common stock equal in value to $20,000, as valued on the grant date. One-fourth of the stock options and restricted stock will vest each quarter during Mr. Bernstein’s service on the Company’s Board. Mr. Bernstein was also appointed to serve on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, along with the existing Committee members Ed Roffman and Jon Witkin.

There was no arrangement or understanding between Mr. Bernstein and any other person pursuant to which he was selected as a director. There is no family relationship between Mr. Bernstein and any of the Company’s other directors or executive officers. Mr. Bernstein is also a director of Adex Media, Inc.,  which is the parent company of Abundantad. Abundantad was formed for the purpose of creating, operating and/or acquiring publishers of internet content whose properties are deemed desirable to generate paid-for dissemination of internal or third-party direct advertising and revenues derived from agency and advertising network-directed advertising on the internet. Mr. Bernstein does not have any direct or indirect material interest in any transaction which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo
Chief Financial Officer